                                                                  Exhibit (c)(2)


                                                                  EXECUTION COPY
                                                                  --------------




================================================================================


                            STOCKHOLDERS AGREEMENT

                                 BY AND AMONG

                            KONINKLIJKE AHOLD N.V.,

                            AHOLD ACQUISITION, INC.

                                      AND

                  THE STOCKHOLDERS LISTED ON EXHIBIT 1 HERETO

                           Dated as of March 9, 1999



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
1.       Definitions..............................................................................................1


2.       Provisions Concerning Company Stock......................................................................1


3.       Purchase Right...........................................................................................2


4.       Representations and Warranties of the Stockholders.......................................................3

         (a)      Ownership of Shares.............................................................................3
         (b)      Power; Binding Agreement........................................................................3
         (c)      No Conflicts....................................................................................3
         (d)      No Finder's Fees................................................................................3
         (e)      No Encumbrances.................................................................................4
         (f)      Reliance by Parent..............................................................................4

5.       Representations and Warranties of Parent and Sub.........................................................4

         (a)      Due Organization, etc...........................................................................4
         (b)      No Conflicts....................................................................................4
         (c)      Investment Intent...............................................................................4

6.       Covenants of the Stockholders............................................................................5

         (a)      No Solicitation.................................................................................5
         (b)      Restriction on Transfer, Proxies and Non-Interference...........................................5
         (c)      Waiver of Appraisal Rights......................................................................5
         (d)      Stop Transfer; Changes in Shares................................................................5

7.       Fiduciary Duties.........................................................................................6


8.       Miscellaneous............................................................................................6

         (a)      Further Assurances..............................................................................6
         (b)      Entire Agreement................................................................................6
         (c)      Certain Events..................................................................................6
         (d)      Assignment......................................................................................6
         (e)      Amendments, Waivers, Etc........................................................................6
         (f)      Notices.........................................................................................6
         (g)      Severability....................................................................................8
         (h)      Specific Performance............................................................................8
         (i)      Remedies Cumulative.............................................................................8

                                      (i)

         (j)      No Waiver.......................................................................................8
         (k)      No Third Party Beneficiaries....................................................................8
         (l)      Governing Law...................................................................................8
         (m)      Submission to Jurisdiction; Waiver of Jury Trial................................................8
         (n)      Descriptive Headings............................................................................9
         (o)      Counterparts....................................................................................9

9.       Termination..............................................................................................9

         10.      Limited Liability of Partners...................................................................9

                                      (ii)

                             STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT (this "Agreement") dated as of March 9, 1999, among KONINKLIJKE AHOLD N.V., a company organized under the laws of The Netherlands ("Parent"), AHOLD ACQUISITION, INC., a company organized under the laws of Delaware and an indirect wholly owned subsidiary of Parent ("Sub"), and the other parties signatory hereto (individually, a Stockholder and, collectively, the "Stockholders").


                             W I T N E S S E T H:
                             -------------------


          WHEREAS, prior to entering into this Agreement, Parent, Sub and SMG-II Holdings Corporation, a company organized under the laws of Delaware (the "Company"), entered into an Agreement and Plan of Merger (such agreement, the "Merger Agreement"), pursuant to which Sub will be merged with and into the Company (the "Merger"); and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.  Definitions.  For purposes of this Agreement:
              -----------

          (a) "Company Stock" shall mean, collectively, each of the Class A Common Stock, par value $0.01 per share, of the Company, the Class B Common Stock, par value $0.01 per share, of the Company, the Series A Preferred Stock, par value $0.01 per share, of the Company, the Series B Preferred Stock par value $0.01 per share, of the Company and the Series C Preferred Stock, par value $0.01 per share, of the Company.

          (b) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

          2.  Provisions Concerning Company Stock.  Each Stockholder hereby
              -----------------------------------
agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time, (ii) the last date the Stock Option is exercisable pursuant to Section 3 and (iii) the termination date set forth in Section 9, at any meeting of the holders of any class or classes of Company Stock, however called, or in connection with any written consent of the holders of any class or classes of Company Stock, such Stockholder shall vote (or cause to be voted) the number of shares of Company Stock set forth opposite such Stockholder's name on Exhibit I hereto (the "Existing Shares" and, together with any shares of Company Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise and acquired by such Stockholder solely in its capacity as a stockholder, such shares, with respect to such Stockholder or any of its transferees, the "Shares"), and any other shares of Company Stock owned by such Stockholder whether issued, heretofore owned or hereafter acquired, (x) in favor of the Merger, and the approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof; (y) against any action, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (z) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (C) (1) any change in a majority of the Persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of Company's Certificate of Incorporation or By-laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or any of its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. None of the Stockholders shall enter into any agreement or understanding with any Person the effect of which would be to violate the provisions and agreements contained in this Section 2.

          3.  Purchase Right.  Each Stockholder hereby grants to Sub an
              --------------
irrevocable option (the "Stock Option") to purchase the Shares at a purchase price (the "Purchase Price") equal to the Applicable Merger Consideration until the termination date set forth in Section 9. Until the termination date set forth in Section 9, if the Merger Agreement is terminated in accordance with its terms (other than as a result of a material breach of any representation, warranty, obligation, covenant, agreement or condition of the Merger Agreement by Parent or Sub), the Stock Option shall become exercisable, in whole but not in part, and remain exercisable until the date which is 60 days after the date of the termination of the Merger Agreement, but shall not be exercisable in each case unless: (x) all waiting periods under the HSR Act, required for the purchase of Stock Option upon such exercise shall have expired or been waived, and (y) there shall not then be in effect any preliminary or final injunction or other order issued by any court or governmental, administrative or regulatory agency or authority prohibiting the exercise of the Stock Option pursuant to this Agreement. Provided that this Agreement has not been terminated, in the event that the Stock Option is not exercisable because the circumstances described in clauses (x) and (y) do not exist, then the Stock Option shall be exercisable for the 60 day period commencing on the date that the circumstances set forth in clauses (x) and (y) do exist. In the event that Parent wishes to exercise the Stock Option, Parent shall send a written notice to each Stockholder identifying the place for the closing of such purchase at least three business days prior to such closing.

          4.  Representations and Warranties of the Stockholders.  Each
              --------------------------------------------------
Stockholder hereby represents and warrants to Parent as follows:

          (a) Ownership of Shares.  Such Stockholder is the record and
              -------------------
beneficial owner of the number and class of Existing Shares set forth opposite such Stockholder's name on Schedule I hereto. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares set forth opposite Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (b) Power; Binding Agreement.  Such Stockholder has the legal
              ------------------------
capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

          (c) No Conflicts.  Except for (i) filings and approvals under the HSR
              ------------
Act or the Antitrust Laws, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or
(3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

          (d) No Finder's Fees.  Except as disclosed pursuant to the Merger
              ----------------
Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (e) No Encumbrances.  The Shares of such Stockholder and the
              ---------------
certificates representing the Shares of such Stockholder are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. The transfer by such Stockholder of the Shares of such Stockholder to Sub hereunder shall pass to and unconditionally vest in Sub good and valid title to all Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever, other than any such encumbrances created by Sub.

          (f) Reliance by Parent.  Such Stockholder understands and acknowledges
              ------------------
that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          5.  Representations and Warranties of Parent and Sub.  Parent and Sub
              ------------------------------------------------
hereby represent and warrant to each Stockholder as follows:

          (a) Due Organization, etc.  Each of Parent and Sub is a corporation
              ----------------------
duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of Parent and Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Sub have been duly authorized by all necessary corporate action on the part of Parent and Sub and, assuming its due authorization, execution and delivery by each Stockholder, constitutes a legal, valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms.

          (b) No Conflicts.  Except for (i) filings and approvals under the HSR
              ------------
Act or the Antitrust Laws, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and
(B) none of the execution and delivery of this Agreement by Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby shall (1) conflict with or result in any breach of the organizational documents of Parent or Sub, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Sub is a party or by which Parent or Sub or any of their respective properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Sub or any of their respective properties or assets.

          (c) Investment Intent.  The purchase of Shares from the Stockholders
              -----------------
pursuant to this Agreement is for the account of Sub for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          6.  Covenants of the Stockholders.  Each Stockholder covenants and
              -----------------------------
agrees as follows:

          (a) No Solicitation.  Beginning on the date hereof and ending on the
              ---------------
last date the Stock Option is exercisable pursuant to Section 3 hereof, such Stockholder shall not, in its capacity as such, directly or indirectly, initiate, solicit (including by way of furnishing information), encourage or respond to or take any other action knowingly to facilitate, any inquiries or the making of any proposal by any Person (other than Parent or any affiliate of Parent) with respect to the Company that constitutes or reasonably may be expected to lead to, an Acquisition Proposal, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain any Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any Person acting on behalf of the Stockholder to do any of the foregoing. If the Stockholder receives any inquiry or proposal regarding any Acquisition Proposal, the Stockholder shall promptly inform Parent of that inquiry or proposal and the details thereof.

          (b) Restriction on Transfer, Proxies and Non-Interference.  Beginning
              -----------------------------------------------------
on the date hereof and ending on the last date the Stock Option is exercisable pursuant to Section 3 hereof, such Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares of such Stockholder or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares of such Stockholder into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

          (c) Waiver of Appraisal Rights.  Such Stockholder hereby irrevocably
              --------------------------
waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

          (d) Stop Transfer; Changes in Shares.  Such Stockholder agrees with,
              --------------------------------
and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares of such Stockholder, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in any class of Company Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares of such Shareholder as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares of such Stockholder may be changed or exchanged and the Purchase Price shall be appropriately adjusted. Such Stockholder shall be entitled to receive any cash dividend paid by the Company in respect of the Shares of such Stockholder during the term of this Agreement until the Effective Time or purchased hereunder.

          7.  Fiduciary Duties.  Notwithstanding anything in this Agreement to
              ----------------
the contrary, the covenants and agreements set forth herein shall not prevent any of the Stockholder's designees serving on the Company's Board of Directors from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in the capacity of a director of the Company.

          8.  Miscellaneous.
              -------------

          (a) Further Assurances.  From time to time, at the other party's
              ------------------
request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          (b) Entire Agreement.  This Agreement and the Merger Agreement
              ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof.

          (c) Certain Events.  Each Stockholder agrees that this Agreement and
              --------------
the obligations hereunder shall attach to the Shares of such Stockholder and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (d) Assignment.  This Agreement shall not be assigned by operation of
              ----------
law or otherwise without the prior written consent of the other party, provided
                                                                       --------
that Parent may assign, at its sole discretion, its rights and obligations
----
hereunder to any direct or indirect wholly-owned subsidiary of Parent, although no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          (e) Amendments, Waivers, Etc.  This Agreement may not be amended,
              ------------------------
changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the relevant parties with respect to any one or more Stockholders hereto, provided that
                                                             -------- ----
Schedule I hereto may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

          (f) Notices.  All notices, requests, claims, demands and other
              -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to the Stockholders: At the addresses set forth on Schedule I hereto copies to:

               SMG-II Holdings Corporation
               200 Milik Street
               Carteret, NJ  07008-1194
               Telecopier:  (732) 499-3460

               Attention:  Marc A. Strassler, Esq.

          and

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Telecopier:  (212) 848-7179

               Attention:  Spencer D. Klein, Esq.
                           Rohan Weerasinghe, Esq.

          If to Parent or Sub:

               c/o Koninklijke Ahold N.V.
               Albert Heijnweg 1
               1507 EH Zaandam
               The Netherlands
               Telecopier:  31-75-659-83-66

               Attention:  Paul J. Butzelaar, Esq.
                           Ton van Tielraden, Esq.

          copy to:

               White & Case
               1155 Avenue of the Americas
               New York, New York  10036
               Telecopier:  (212) 354-8113

               Attention: John M. Reiss, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (g) Severability.  Whenever possible, each provision or portion of any
              ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (h) Specific Performance.  Each of the parties hereto recognizes and
              --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (i) Remedies Cumulative.  All rights, powers and remedies provided
              -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

          (j) No Waiver.  The failure of any party hereto to exercise any right,
              ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (k) No Third Party Beneficiaries.  This Agreement is not intended to
              ----------------------------
be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (l) Governing Law.  This Agreement, and the legal relations between
              -------------
the parties hereto, shall be governed and construed in accordance with the laws of the State of New York, applicable to agreements executed and to be performed solely within such State.

          (m) Submission to Jurisdiction; Waiver of Jury Trial.  The parties
              ------------------------------------------------
hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. The parties irrevocably waive, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The parties hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to their respective addresses specified in Section 8(f) or in any other manner permitted by law. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF ANY PARTY.

          (n) Descriptive Headings.  The descriptive headings used herein are
              --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (o) Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          9.  Termination.  This Agreement shall terminate, and none of Parent,
              -----------
Sub or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earlier of (i) termination of the Merger Agreement pursuant to Section 8.1 thereof (unless such Stockholder breaches any of its obligations hereunder in any material respect or if the Merger Agreement is terminated as the result of a material breach of any representation, warranty, obligation, covenant, agreement or condition of the Merger Agreement by the Company) and (ii) the election by such Stockholder at any time after February 15, 2000 to terminate this Agreement, except nothing in this Section 8 shall relieve any party of liability for breach of this Agreement.

          10.  Limited Liability of Partners.  Notwithstanding any other
               -----------------------------
provision of this Agreement, neither the general partner nor the limited partners nor any future general or limited partner of any Stockholder shall have any personal liability for performance of any obligation of such Stockholder under this Agreement in excess of the respective capital contribution of such general partner and limited partners to such Stockholder.

          IN WITNESS WHEREOF, Parent, Sub and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                 KONINKLIJKE AHOLD N.V.

                                 By: /s/ R. G. Tobin
                                    -------------------------------------
                                 Name:   R. G. Tobin
                                 Title:  Executive Vice President

                                 AHOLD ACQUISITION, INC.

                                 By: /s/ R. G. Tobin
                                    -------------------------------------
                                 Name:   R. G. Tobin
                                 Title:  President

                                        MLCP ASSOCIATES L.P. NO. II

                                        By MERRILL LYNCH CAPITAL PARTNERS,
                                             INC. as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        MERCHANT BANK L.P. NO. IV

                                        By MERRILL LYNCH MBP, INC.,
                                             as General Partner

                                        By /s/ Mark McAndrews
                                           ------------------------------
                                           Name: Mark McAndrews
                                           Title: President


                                        MERRILL LYNCH KECALP, L.P. 1989

                                        By KECALP INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        MERRILL LYNCH KECALP, L.P. 1991

                                        By KECALP INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        THE EQUITABLE LIFE ASSURANCE SOCIETY
                                          OF THE UNITED STATES


                                        By /s/ U. Peter C. Gummeson
                                           ------------------------------
                                           Name: U. Peter C. Gummeson
                                           Title: Investment Officer

                                        MERCHANT BANKING L.P. NO. 1

                                        By MERRILL LYNCH MBP INC., as
                                             General Partner

                                        By /s/ Mark McAndrews
                                           ------------------------------
                                           Name: Mark McAndrews
                                           Title: President


                                        MERRILL LYNCH KECALP L.P. 1987

                                        By KECALP INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        MERRILL LYNCH CAPITAL APPRECIATION
                                          PARTNERSHIP NO. B-X, L.P.

                                        By MERRILL LYNCH LBO PARTNERS
                                             NO. B-II, L.P., as General Partner

                                        By MERRILL LYNCH CAPITAL PARTNERS,
                                             INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        ML OFFSHORE LBO PARTNERSHIP NO. B-X

                                        By MERRILL LYNCH LBO PARTNERS
                                             NO. B-II, L.P., as Investment
                                             General Partner

                                        By MERRILL LYNCH CAPITAL PARTNERS,
                                             INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President

                                        MERRILL LYNCH CAPITAL APPRECIATION
                                          PARTNERSHIP NO. IX, L.P.

                                        By MERRILL LYNCH LBO PARTNERS
                                             NO. II, L.P., as General Partner

                                        By MERRILL LYNCH CAPITAL PARTNERS,
                                             INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        ML OFFSHORE LBO PARTNERSHIP NO. IX

                                        By MERRILL LYNCH LBO PARTNERS NO.
                                             II, L.P., as Investment
                                             General Partner

                                        By MERRILL LYNCH CAPITAL PARTNERS,
                                             INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        ML EMPLOYEES LBO PARTNERSHIP NO. I, L.P.

                                        By ML EMPLOYEES LBO MANAGERS,
                                             INC., as General Partner

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President


                                        ML IBK POSITIONS, INC.

                                        By /s/ Matthias Bowman
                                           ------------------------------
                                           Name: Matthias Bowman
                                           Title: Vice President

                                        EQUITABLE DEAL FLOW FUND, L.P.

                                        By EQUITABLE MANAGED ASSETS, L.P.,
                                             as General Partner

                                        By THE EQUITABLE LIFE ASSURANCE
                                             SOCIETY OF THE UNITED STATES,
                                             as General Partner

                                        By /s/ U. Peter C. Gummeson
                                           ------------------------------
                                           Name: U. Peter C. Gummeson
                                           Title: Investment Officer


                                        JAMES L. DONALD, INDIVIDUAL
                                          STOCKHOLDER

                                        By /s/ James L. Donald
                                           ------------------------------
                                           James L. Donald

                                                               EXHIBIT I
                                                       To Stockholders Agreement



                                                                            Number of Shares of Class
                                                                            of Company Stock held by
           Name of Stockholder                Class of Company Stock               Stockholder
-----------------------------------------  ------------------------------ -----------------------------

Merrill Lynch Capital                          Class A Common Stock                488,704.8
Appreciation Partnership No. IX, L.P.

ML Offshore LBO Partnership No. IX             Class A Common Stock                 12,424.7

ML Employees LBO Partnership No. I, L.P.       Class A Common Stock                 12,148.6

ML IBK Positions, Inc.                         Class A Common Stock                 21,258.9

Merchant Banking L.P. No. 1                    Class A Common Stock                    8,119

Merrill Lynch KECALP L.P. 1987                 Class A Common Stock                    7,344

The Equitable Life Assurance Society of        Class B Common Stock                  150,000
 the United States

Equitable Deal Flow Fund, L.P.                 Class B Common Stock                  150,000

Merrill Lynch Capital                          Series A Preferred Stock              133,043
Appreciation Partnership No. B-X, L.P.

ML Offshore LBO Partnership No. B-X            Series A Preferred Stock               40,950

                                                                       EXHIBIT I
                                                                          Page 2



                                                                            Number of Shares of Class
                                                                            of Company Stock held by
           Name of Stockholder                Class of Company Stock               Stockholder
-----------------------------------------  ------------------------------ -----------------------------

MLCP Associates L.P. No. II                    Series A Preferred Stock                1,740

ML IBK Positions, Inc.                         Series A Preferred Stock             46,344.5

Merchant Bank L.P. No. IV                      Series A Preferred Stock                3,779

Merrill Lynch KECALP, L.P. 1989                Series A Preferred Stock                7,000

Merrill Lynch KECALP, L.P. 1991                Series A Preferred Stock              3,874.5

The Equitable Life Assurance Society of        Series B Preferred Stock               84,134
 the United States

Equitable Deal Flow Fund, L.P.                 Series B Preferred Stock               84,135

James Donald                                   Series C Preferred Stock                8,520